 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998


                                             REGISTRATION NO. 333-__________


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                UNDER THE
                          SECURITIES ACT OF 1933

                  REINSURANCE GROUP OF AMERICA, INCORPORATED
----------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

              MISSOURI                               43-1627032
-----------------------------------       ----------------------------------
  (State or Other Jurisdiction of                 (I.R.S. Employer
   Incorporation or Organization)                Identification No.)

          660 MASON RIDGE CENTER DRIVE, ST. LOUIS, MISSOURI 63141
----------------------------------------------------------------------------
             (Address of Principal Executive Offices)          (Zip Code)

                            FLEXIBLE STOCK PLAN
----------------------------------------------------------------------------
                          (Full Title of the Plan)

       JAMES E. SHERMAN, 700 MARKET STREET, ST. LOUIS, MISSOURI 63101
----------------------------------------------------------------------------
                   (Name and Address of Agent For Service)

                              (314) 444-0646
----------------------------------------------------------------------------
       (Telephone Number, Including Area Code, of Agent For Service)

                                                 CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
-------------------
                                                               Proposed               Proposed
             Title of                                           Maximum                Maximum
            Securities                  Amount                 Offering               Aggregate
Amount of
               to be                     to be                   Price                Offering
Registration
            Registered                Registered             Per Share<F1>            Price<F1>
Fee<F1>
---------------------------------------------------------------------------------------------------------------
-------------------
a) Non-Voting Common Stock<F4>       100,000<F2>                $53.00               $5,300,000
$1,473.40
b) Preferred Stock Purchase Rights   100,000<F2>                 <F3>                   <F3>
<F3>
---------------------------------------------------------------------------------------------------------------
-------------------

      <F1> Calculated pursuant to Rule 457(h) under the Securities Act of
           1933 as amended based on the offering price of the shares of the Non-Voting Common Stock (symbol "RGAA") which are being offered pursuant to the Plan. The maximum offering price per unit and maximum aggregate offering price are calculated solely for the purpose of determining the registration fee.
      <F2> This Registration Statement also covers such additional shares of Non-Voting Common Stock as may be issuable pursuant to antidilution provisions.
      <F3> Each share of Non-Voting Common Stock issued also represents one
           Preferred Stock Purchase Right. Preferred Stock Purchase Rights cannot trade separately from the underlying Non-Voting Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.
      <F4> As of October 1, 1998, the Plan was authorized to issue a total of 1,579,398 shares. One hundred thousand (100,000) of the total number of shares will be the nonvoting shares registered herein, and the remaining 1,479,398 shares will be voting shares previously registered by the registrant.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents are incorporated by reference in this Registration Statement:

       (a) Annual Report on Form 10-K for the year ended December 31, 1997 filed by the registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act").
       (b) Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, under the 1934 Act.
       (c) The description of the registrant's Non-Voting Common Stock contained in the registrant's Registration Statement on Form 8-A filed with the Commission on May 5, 1998, under the 1934 Act.
       (d) The description of the registrant's Preferred Stock Purchase Rights contained in the registrant's Registration Statement on Form 8-A filed with the Commission on May 5, 1998, under the 1934 Act.

            All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            The securities to be offered are registered under Section 12(b) of the 1934 Act.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            The legality of the securities registered hereunder is being passed upon by James E. Sherman, General Counsel and Secretary of the registrant who holds options to purchase 1,266 shares of the registrant's Common Stock (voting). Mr. Sherman is also an employee and Associate General Counsel of General American Life Insurance Company (the registrant's parent) and is an officer and/or member of the Board of Directors of various of the registrant's subsidiaries.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorney's fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorney's fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation may indemnify any such person against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

            The Restated Articles of Incorporation of the registrant contain provisions indemnifying its directors, officers, employees and agents to the extent authorized specifically by Sections 351.355(1), (2),
(3) and (7). The registrant has entered into indemnification contracts with its officers and directors. The contracts provide that the registrant under certain circumstances may self-insure against directors' and officers' liabilities now insured under the policy of insurance referred to below and will provide indemnity to the fullest extent permitted by law against all expenses (including attorney's fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any act on behalf of the registrant, on account of their service as a director or officer of the registrant, any subsidiary of the registrant or any other company or enterprise when they are serving in such capacities at the request of the registrant, excepting only cases where the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct.

            Directors or officers of the registrant who are directors or officers of General American Life Insurance Company ("General American") may also be entitled to indemnification under the provisions of an agreement with General American providing indemnification to them since they serve, at General American's request, as directors or officers of the registrant. Such individuals may also be covered by General American's directors' and officers' liability insurance policy.

            General American maintains a policy of insurance under which the directors and officers of the registrant are insured, subject to the limits of the policy, against certain losses, as defined in the policy, arising from claims made against such directors and officers by reason of any wrongful acts, as defined in the policy, in their respective capacities as directors or officers.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

            See Exhibit Index.

ITEM 9.     UNDERTAKINGS.

       (a)  The undersigned hereby undertakes:

            (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on October 28, 1998.

                       REINSURANCE GROUP OF AMERICA, INCORPORATED

                       By: /s/ A. Greig Woodring
                           -----------------------------
                           A. Greig Woodring
                           President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        NAME                                           TITLE                                        DATE
/s/ Richard A. Liddy
------------------------------           Chairman of the Board and Director                   October 28, 1998
   Richard A. Liddy

/s/ A. Greig Woodring
------------------------------           President, Chief Executive Officer and Director      October 28, 1998
   A. Greig Woodring                     (Principal Executive Officer)

/s/ J. Cliff Eason
------------------------------           Director                                             October 28, 1998
   J. Cliff Eason

/s/ Bernard A. Edison
------------------------------           Director                                             October 28, 1998
   Bernard A. Edison

/s/ Stuart Greenbaum
------------------------------           Director                                             October 28, 1998
   Stuart Greenbaum

/s/ William A. Peck, M.D.
------------------------------           Director                                             October 28, 1998
   William A. Peck, M.D.

/s/ Leonard M. Rubenstein
------------------------------           Director                                             October 28, 1998
   Leonard M. Rubenstein

/s/ William P. Stiritz
------------------------------           Director                                             October 28, 1998
   William P. Stiritz

/s/ Edwin Trusheim
------------------------------           Director                                             October 28, 1998
   Edwin Trusheim

/s/ Jack B. Lay
------------------------------           Executive Vice President and Chief Financial         October 28, 1998
   Jack B. Lay                           Officer (Principal Financial and Accounting Officer)

                                INDEX TO EXHIBITS

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    4.1       Restated Articles of Incorporation of Reinsurance Group of America,
              Incorporated, as amended, incorporated by reference to Exhibit 3.1 to
              Registration Statement on Form S-1 (No. 33-58960) filed on March 2, 1993.

    4.2       Bylaws of RGA incorporated by reference to Exhibit 3.2 to Registration
              Statement on Form S-1 (No. 33-58960) filed on March 2, 1993.

    4.3       Form of Certificate of Designations for Series A Junior Participating
              Preferred Stock incorporated by reference to Exhibit 3.3 to Amendment
              No. 1 to Form 10-Q for the quarter ended March 31, 1997 (No. 1-11848)
              filed May 21, 1997.

    4.4       Specimen Certificate for Non-Voting Common Stock incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-3 (No. 333-51777) filed
              May 4, 1998.

    4.5       Rights Agreement dated as of May 4, 1993 between Reinsurance Group of
              America, Incorporated and Boatmen's Trust Company, as Rights Agent incorporated by reference to Amendment No. 1 to Form 10-Q for the quarter ended March 31, 1997
              (No. 1-11848) filed on May 21, 1997.

    4.6       Second Amendment to Rights Agreement, dated as of April 22, 1998, between
              Reinsurance Group of America, Incorporated, and ChaseMellon Shareholder
              Services, L.L.C. (as successor to Boatmen's Trust Company), as Rights Agent incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3
              (No. 333-51777) filed May 4, 1998.

    5.1       Opinion of Legal Counsel.

  10.22       Reinsurance Group of America, Incorporated Flexible Stock Plan, as amended and restated effective November 1, 1996, incorporated by reference to Exhibit
              10.22 to Form 10-K for the Year Ended December 31, 1996 filed March 24, 1997.

  23.1        Consent of KPMG Peat Marwick LLP.

  23.2        Consent of Legal Counsel (included in Exhibit 5.1).

___________________



Form S-8 Nonvoting Option Shares 10-98.doc